EXHIBIT 10.39

English translation of Technology Transfer Agreement dated April 25, 2008 by and between Bei Jing En Ze Jia Shi Pharmaceuticals LTD and Dong Guan Kai Fa Biologicals Medicine LTD

Technology Transfer Agreement

Party A: Bei Jing En Ze Jia Shi Pharmaceutics LTD

Party B: Dong Guan Kai Fa Biologicals Medicine LTD

I: Project Profile:

Asthma is a usual and repetitive chronic respiratory obstructive disease. The number of asthma patient will increase significantly as the global population increases. Based on the estimate, the number of asthma patient will increase by 100 million by 2025.

RS-BM is prolonged anti-asthma medicine and marketed in Europe, Asia and China. The medicine holds almost ten year clinical usage history. Until now, there has been no report on the successful making single (R) or (S) chiral antimer BM. The biology avidity and remedy effect of Single (R) or (S)-BM are not researched and disclosed up to now. The single (R) antimer holds stronger anti-asthma effect and lower noxious side effect than what the current selling (RS)-BM holds. The (R)-BM can instead of current selling (RS)-BM and the (R)-BM will be the better choice to treat bronchus asthma and other related symptom. The formula and fore-mentioned effect of R antimer BM have already earned Chinese national patent certification. The patent number is: ZL02829397.5 (see attachment). Party B is the sole owner of patent in China and a participant of other international patents (see attachment).

II. Cooperative Project Content:

Party B agrees that party B will exclusively transfer the technology material, new medicine research result and the medicine’s relative China patent (ZL02829397.5) use right of the anti-asthma new medicine R-BM and slice dose to party A. Party A and party B both will file clinical ratification, new medicine certification, ratification document of producing to State Food and Drug Administration (SFDA) and party A should hold the exclusive producing and management right of the medicine in China.

III. Responsibilities of Party A

1.	Party A shall pay the deposit and technology transfer fee in accordance with the installment schedule defined herein.
2.	Party A shall assist to complete the filing of medicine’s clinical research ratification document.
3.	Party A shall complete the medicine’s clinical research and prepare filing materials.
4.	Party A shall complete the medicine’s China trial production, provide production samples and pass spot examinations. Party B shall provide necessary assistance.
5.	Party A shall provide raw materials and formulation related documentation and apply for new medicine certification and production approval.

IV. Responsibilities of Party B:

1.	Party B shall prepare and transfer the clinical research and application documents in accordance with the terms herein.
2.	Party B shall assist Party A to complete the clinical research, product test and final stage application related data work.
3.	Party B shall assist Party A to file for the medicine new medicine certification and production approval document.

V. The Deposit, Technology Transfer Fee, Amount of Sales Percentage and Their Payment Methods

1.	The deposit is 20 million RMB. Party B must return the deposit within 10 work days after the technology transfer fee is paid by Party A.
2.	The technology transfer fee is 48 million RMB.
3.

Party A must pay Party B 3% of previous year’s total sales amount of the medicine (raw material + formulation) at January 5 of each year after the medicine is marketed and within the patent effective term period.

4.	Party A must pay Party B 20 million RMB as deposit within 10 work days after the contract is signed by both party
5.

Party A must pay Party B 10 million RMB as technology transfer fee within 15th work days after the processing notice of receiving clinical application of the medicine and all related material from the SFDA is obtained.

6.	Party A must pay Party B technology transfer fee 8 million RMB as transfer fee within 10 work days after the party obtained the medicine’s clinic ratification document.
7.	Party A must pay Party B 10 million RMB as transfer fee within15th work day after the medicine’s first period clinical research is finished and obtained ratification from the SFDA.
8.	Party A must pay party B 20 million RMB as transfer fee within 10 work days after the medicine’s second period clinical research is finished and obtained ratification from the SFDA.
9.

Party A must periodically pay Party B 3% of the product’s annual sale amount at the end of this year or before January 15 in the following year after the medicine is produced and marketed and before the expiration of patent.

10.	Party B has the right of auditing the financial data of the product and Party A has to provide unconditional cooperation and provide relative material on time.
11.	Party A must deposit the technology transfer and 3% of annual sales amount to party B’s designated account and party B must provide party A the technology transfer fee invoice.
12.

If party A wants to transfer the project to another party, party A must obtain Party B’s approval and pay off the technology transfer fee of 12 million RMB stated above. Party A shall also pay Party B 30% of the party A’s transfer earning and guarantee Party B’s 3% commission on the total annual sale amount.

VI. Work Schedule:

After party A pays the deposit of 20 million RMB in accordance with the terms herein within one month, Party B must provide Party A with all document about filing clinical research material, China patent and relative document of abroad patent.

After party A obtain the medicine’s first period clinical research material as of one and half year, party A is responsible for the filing material of the medicine’s rear period China trial and party B must provide help to party A.

In principal, Party A must finish the first period clinical research after party A obtain the ratification document about clinical research as of the end of first year and party A must finish the second period clinical research as of the end of third year. If it is necessary, party A mush finish the third period clinical research as of the end of forth year and finish the registration of the ratification producing document of the new medicine as of the end of fifth year. If party A or the transferee of party A can not finish before the due date, the contract will be automatically invalidated and all of the medicine’s equity will be attributed to party B by gratis. If both parties meet the disaster or anything like that, the contract will be extended. The period of extension will be discussed by both parties or be judged by China Arbitrate Department.

VII. The Extent and Period of Technology Secret and Filing Fund

All of the research materials and relative documents that are relative the project are technology secret and both parties will share them.

Party A must guarantee that both parties must apply for related government grants together prior to the new medicine is marketed. Upon receipt of the government grants (Party A will be the designated lead applicant), Party A must guarantee the grant monies will be shared by both parties receptor (This means 50% of the obtained governmental fund will be given to Party B or party B’s assigned entity and Party B shall assist Party A to complete grant related technology work). Otherwise, Party A will be in default and Party B has the right to cease its obligations under this contract and reclaim the patent use right of this project.

VIII: Penalty Method

1.	If Party A cannot timely pay the transfer fee according to the contract’s rule, the contract will be automatically cancelled and Party B has the right to transfer the project to other party.
2.	If Party B cannot fulfill the contract and transfer the project to other party without the agreement of Party A, Party B must indemnify Party A all of the loss caused by Party B’s default.
3.

If Party A cannot timely pay Party B the 3% of annual sale, Party A will be charged the late payment fee by 0.3%/day of amount payable. It will be considered that the Party A defaults if the payment is beyond the 10th day of the due date. Party B has the right to get back the patent use right of the project.

4.

Party B must promise that Party B will not transfer the patent use right of the medicine to any other party in the contract term period. Otherwise, Party B will indemnify Party A the corresponding loss caused by Party B.

5.	Party B must promise that Party B will take the responsibility caused by the patent.
6.

Party B must return Party A the full deposit as of 10TH work day after the contract’s technology transfer fee is paid. If Party B can not return the full deposit, Party B will pay Party A the late payment fee 0.3%/day of unpaid deposit and Party A has the right to get all of its loss caused by Party B’s default.

VV. Notes:

The contract has four original backups. Both parties hold two original backups.

The contract will be put into effect after both parties signed and stamped and party A paid the deposit to party B according to the description of the contract.

Both parties will discuss with each other about the disagreement and any other things caused by performing the contact. If it will not be dissolved by both parties, both parties agree that it will be judged by China Arbitrate Commission or dissolved it by relative law court.

Party A: Bei Jing En Ze Jia Shi Pharmaceutics LTD	Party B: Dong Guan Kai Fa Biologicals Medicine LTD
(Transferee)	(Transferor)

Corporate seal: Bei Jing En Ze Jia Shi Pharmaceutics LTD	Corporate seal: Dong Guan Kai Fa Biologicals Medicine LTD

Signature: /s/ Liu Zhong Yi	Signature: /s/ Xu Ling
Date: April 25, 2008	Date: April 25, 2008

Certificate No: 366607

Invention Patent Certification

Invention Name: Zuo Xuan (R) Ban Bu Te Luo and its pharmaceuticals usage

Inventor: Chen Jian Long; Tan Wen

Patent Number: ZL02829397.5

Application date of the patent: August 8, 2002

The holder of the patent: Tan Wen

Authorization Date: December 26, 2007

The invention has been examined by our department according to P.R.C. patent law and our department decides to give the patent to the invention and award the certification to the invention and our department will registered it on the patent registration book. The patent will be put into effect after the authorization notice is published.

The patent period of the patent is 20 years. The patent period will be calculated from the application day. The holder of the patent must pay the annual fee according to the patent law and its detail description. The annual fee will be paid by the fore-month of each August 8. If the holder of the patent does not pay the annual fee, the patent will be ceased after the due date.

Seal of P.R.C. Intelligence Property Department

December 26, 2007

Chairman:  /s/ Tian Li Pu

Attachment Two

Patent Use Right Authorization Transfer Contract

Party A: Dong Guan Kai Fa Biological Medicine LTD

Party B: Tan Wen

Party B is the employee of party A. For operational convenience, party A authorizes Party B to be the agent of party A’s China patent (ZL02829397.5) applicant. Both parties agree the following agreement:

1.	Party B agree that party B will exclusively authorize party A the above patent use right.

2.	Party B agrees that Party A has the right to transfer the patent use right to other parties.

Party A : (signature) /s/ Xu Ling

Party B : (signature) /s/ Tan Wen

2007/02/08